Exhibit 99.1

DYADIC ANNOUNCES UPLISTING TO THE NASDAQ CAPITAL MARKET

JUPITER, FL / ACCESSWIRE / April 15, 2019 Dyadic International, Inc. (“Dyadic”) (OTCQX: DYAI), a global biotechnology company focused on further improving and applying its proprietary C1 gene expression platform to speed up the development, lower production costs and improve the performance of biologic vaccines and drugs at flexible commercial scales, is pleased to announce that its common stock has been approved to list on The Nasdaq Capital Market.

Trading on the Nasdaq is expected to commence on or about April 17, 2019 under the trading symbol DYAI. Currently, Dyadic’s stock is listed on the OTCQX market, which is operated by the OTC (Over-the-Counter) Markets Group.

“Our listing on the Nasdaq is a major milestone for the company and a true indicator of our growth. We believe that listing on the Nasdaq will enhance our visibility in the marketplace, increase the liquidity of our stock, broaden our shareholder base by attracting new investors and ultimately, build long-term shareholder value,” said Mark Emalfarb, Dyadic’s Chief Executive Officer.

About Dyadic International, Inc.

Dyadic International, Inc. is a global biotechnology company which is developing what it believes will be a potentially significant biopharmaceutical gene expression platform based on the fungus Myceliophthora thermophila, named C1. The C1 microorganism, which enables the development and large scale manufacture of low cost proteins, has the potential to be further developed into a safe and efficient expression system that may help speed up the development, lower production costs and improve the performance of biologic vaccines and drugs at flexible commercial scales. Dyadic is using the C1 technology and other technologies to conduct research, development and commercial activities for the development and manufacturing of human and animal vaccines and drugs (such as virus like particles (VLPs) and antigens), monoclonal antibodies, Fab antibody fragments, Fc-Fusion proteins, biosimilars and/or biobetters, and other therapeutic proteins. Additionally, and more recently, Dyadic is also beginning to explore the use of its C1 technology and other technologies to conduct research, development and commercial activities for the development and manufacturing of Adeno-associated viral vectors (AAV) and certain metabolites. Dyadic pursues research and development collaborations, licensing arrangements and other commercial opportunities with its partners and collaborators to leverage the value and benefits of these technologies in development and manufacture of biopharmaceuticals. In particular, as the aging population grows in developed and undeveloped countries, Dyadic believes the C1 technology may help bring biologic drugs to market faster, in greater volumes, at lower cost, and with new properties to drug developers and manufacturers and, hopefully, improve access and cost to patients and the healthcare system, but most importantly save lives.

Please visit Dyadic’s website at www.dyadic.com for additional information, including details regarding Dyadic’s plans for its biopharmaceutical business.

Safe Harbor Regarding Forward-Looking Statements

This press release contains forward-looking statements. All statements other than statements of historical fact are forward-looking statements, which are often indicated by terms such as “anticipate,” “believe,” “could,” “estimate,” “expect,” “goal,” “intend,” “look forward to,” “may,” “plan,” “potential,” “predict,” “project,” “should,” “will,” “would” and similar expressions. Forward-looking statements are based on management’s beliefs and assumptions and on information available to management only as of the date of this press release. These forward-looking statements involve risks, uncertainties and other factors that could cause Dyadic’s actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements. Investors are urged to consider these factors carefully in evaluating the forward-looking statements and are cautioned not to place undue reliance on such forward-looking statements. Dyadic expressly disclaims any intent or obligation to update or revise any forward-looking statements to reflect actual results, any changes in expectations or any change in events. Factors that could cause results to differ materially include, but are not limited to: (1) general economic, political and market conditions; (2) our ability to generate the required productivity, stability, purity, performance, cost, safety and other data necessary to carry out and implement our biopharmaceutical research

Exhibit 99.1

and business plans and strategic initiatives; (3) our ability to retain and attract employees, consultants, directors and advisors; (4) our ability to implement and successfully carry out Dyadic’s and third parties research and development efforts; (5) our ability to obtain new license and research agreements; (6) our ability to maintain our existing access to, and/or expand access to third party contract research organizations in order to carry out our research projects for ourselves and third parties; (7) competitive pressures and reliance on key customers and collaborators; (8) the pharmaceutical and biotech industry, governmental regulatory and other agencies’ willingness to adopt, utilize and approve the use of the C1 gene expression platform; and (9) other factors discussed in Dyadic’s publicly available filings, including information set forth under the caption “Risk Factors” in our December 31, 2018 Annual Report filed with the SEC on the Form 10-K on March 27, 2018. New risks and uncertainties arise from time to time, and it is impossible for us to predict these events or how they may affect us.

Contact:

Dyadic International, Inc.
Ping W. Rawson
Chief Accounting Officer
Phone: (561) 743-8333
Email: prawson@dyadic.com